UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 6, 2009

BioAuthorize Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-33073	20-2775009
(State or other Jurisdiction of	(Commission File No.)	(IRS Employer
Incorporation)		Identification No.)

15849 N. 71st Street, Suite 216
Scottsdale, Arizona 85254-2179
(Address of Registrant's Principal Executive Offices) (Zip Code)

(928) 300-5965
(Registrant's telephone number, including area code)

____________________________________________
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items in Form 8-K
		Page

Facing Page		1
Item 1.01	Entry into a Material Definitive Agreement	3
Item 7.01	Regulation FD Disclosure	3
Signatures		3

2

Item 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective April 30, 2009, BioAuthorize, Inc. (“BioAuthorize”), a wholly owned subsidiary of BioAuthorize Holdings, Inc., a Nevada corporation (the “Company”), activated agreements with Research In Motion Limited and Digital River, Inc. (collectively, “RIM”) with regard to the marketing, sales and end-user downloads of its application, yadaTranslate™ free-form text language translator, offered on the Blackberry App World under the Reference and eBooks category for the Blackberry Curve, Pearl, Bold and Storm (collectively, the “Agreement”).  BioAuthorize has also submitted to RIM for approval under the Agreement its application, yadaSay™ free-form English and Spanish languages text and audio translator.  As of the date of this Report the status of yadaSay™ is pending and the application is not available for download through the Blackberry App World.  Although approval of yadaSay™ is expected in the near future, no assurances can be made that such approval will be received from RIM.

BioAuthorize may terminate the Agreement at any time upon thirty (30) days written notice and RIM may terminate the Agreement at any time upon ninety (90) days written notice.  The yadaTranslate™ application is offered at $2.99 per download and was available for sale beginning April 30, 2009.  RIM receives a twenty percent (20%) commission on each download and collects and pays all sales tax on each sale of a download.  BioAuthorize receives eighty percent (80%) of the sale of each download prior to fees payable to PayPal in processing the payment from RIM.

The summary of the Agreement set forth above does not purport to be a complete statement of the terms of the Agreement.  This summary is qualified in its entirety by reference to the full text of the Agreement.

Item 7.01.             REGULATION FD DISCLOSURE

The Company hereby incorporates by reference its response in Item 1.01 in response to Item 7.01.

The information in this Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This Report will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company's expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOAUTHORIZE HOLDINGS, INC.

Dated: May 6, 2009	By:	/s/ Yada Schneider
Yada Schneider,
President and CEO

3